Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Xin Ao Construction Materials, Inc. and Subsidiary on Form S-1 of our report, dated December 07, 2007, except note 17 which date is April 30, 2008, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/S/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California

August 8, 2008